Exhibit 99.1

Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard Liberty Property Trust 610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
FOURTH QUARTER AND FULL YEAR RESULTS
Malvern, PA, February 8, 2011 — Liberty Property Trust (NYSE:LRY) reported that funds from operations available to common shareholders (diluted) (“FFO”) for the fourth quarter of 2010 was $0.65 per share, compared to a loss of $0.14 per share for the fourth quarter of 2009. FFO for the fourth quarter of 2009 included a $94.5 million, non-cash impairment charge. Excluding this impairment charge, FFO for the fourth quarter of 2009 would be $0.67 per share. Funds from operations for the fourth quarter of 2010 include termination fees of $1.3 million.
For the year ended December 31, 2010, FFO per share was $2.65, and included $6.5 million in termination fees. This compares to FFO of $1.98 per share for 2009. Excluding the $94.5 million non-cash impairment charge, FFO for the year ended December 31, 2009 would be $2.83 per share.
Net income per common share (diluted) was $0.26 per share for the quarter ended December 31, 2010, compared to a net loss of $0.46 per share (diluted) for the quarter ended December 31, 2009. Net income for the full year 2010 was $1.12 per common share, compared with $0.52 per share for 2009. Adjusting for the non-cash impairment charge of $94.5 million, net income for the quarter ended December 31, 2009 would be $0.35 per share, and for the year ended December 31, 2009 it would be $1.37 per share.
“We are encouraged by the recent signs of economic progress in our markets,” said Bill Hankowsky, chairman and CEO. “Prospect activity and customer decisiveness have both increased since the beginning of the year. Industrial market strength continues to outpace the office sector, but both are up. We believe 2011 will present new opportunities to add value to our portfolio though acquisitions, sales and developments.”
Portfolio Performance
Leasing: At December 31, 2010, Liberty’s in-service portfolio of 79.7 million square feet was 88.7% occupied, compared to 89.0% at the end of the third quarter. During the quarter, Liberty completed lease transactions totaling 2.7 million square feet of space. Liberty leased a record 17 million square feet in 2010.
Same Store Performance: Property level operating income for same store properties decreased by 2.3% on a cash basis and by 2.5% on a straight line basis for the fourth quarter of 2010 compared to the same quarter in 2009 and decreased by 2.0% on a cash basis and 3.2% on a straight line basis for the full year 2010 compared to 2009.
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Liberty Property Trust 4Q 2010 Results -2-
Capital Activities and Balance Sheet Management
Property Sales: During the fourth quarter, Liberty sold five operating properties, which contained 308,000 square feet of leaseable space, for $11.5 million.
Real Estate Investments
Acquisitions: During the quarter, Liberty acquired two multi-tenant industrial properties located in North Carolina, for $10.2 million. The properties total 215,000 square feet and are 59.6% leased. The current yield on these acquisitions is 4.9%, and Liberty expects to achieve an 8.4% return upon stabilization.
Development: No development commenced during the quarter.
Subsequent Events
Liberty has commenced development of two flex buildings totaling 103,000 square feet and representing an investment of $15 million, located at the Philadelphia Navy Yard.
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 80 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,000 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.
Liberty will host a conference call during which management will discuss fourth quarter results, on Tuesday, February 8, 2011, at 1 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. The passcode needed for access is 39135760. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participant, using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.
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Liberty Property Trust 4Q 2010 Results -3-
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Statement of Operations
December 31, 2010
(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
	(unaudited)
Operating Revenue
Rental	$131,284	$130,984	$522,263	$516,538
Operating expense reimbursement	54,608	55,355	224,567	222,841

Total operating revenue	185,892	186,339	746,830	739,379

Operating Expenses
Rental property	42,541	39,825	155,294	148,392
Real estate taxes	17,793	19,836	85,139	85,968
General and administrative	12,776	12,791	52,850	51,237
Depreciation and amortization	43,756	42,571	173,402	169,818

Total operating expenses	116,866	115,023	466,685	455,415

Operating Income	69,026	71,316	280,145	283,964

Other Income/Expense
Interest and other	2,087	3,249	10,039	11,472
Debt extinguishment gain	—	—	—	1,547
Interest	(36,865)	(38,117)	(149,320)	(148,902)

Total other income/expense	(34,778)	(34,868)	(139,281)	(135,883)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	34,248	36,448	140,864	148,081
Gain on property dispositions	622	626	4,616	1,687
Income taxes	(306)	(64)	(1,736)	(494)
Equity in earnings of unconsolidated joint ventures	734	37	2,296	2,161
Impairment charges — investment in unconsolidated joint ventures and other	(85)	(79,247)	(378)	(82,552)
— goodwill	—	(15,700)	—	(15,700)

Income from continuing operations	35,213	(57,900)	145,662	53,183

Discontinued operations (including net gain on property dispositions of $1,366 and $8,859 for the quarters ended December 31, 2010 and 2009 and $6,857 and $17,859 for the years ended December 31, 2010 and 2009)	1,320	9,094	7,713	25,809

Net Income	36,533	(48,806)	153,375	78,992
Noncontrolling interest — operating partnerships	(6,293)	(3,393)	(25,448)	(23,125)
Noncontrolling interest — consolidated joint ventures	(118)	112	(165)	509

Net Income available to common shareholders	$30,122	$(52,087)	$127,762	$56,376

Basic income per common share
Continuing operations	$0.26	$(0.54)	$1.06	$0.29

Discontinued operations	$0.01	$0.08	$0.07	$0.23

Total basic income per common share	$0.27	$(0.46)	$1.13	$0.52

Diluted income per common share
Continuing operations	$0.25	$(0.54)	$1.05	$0.29

Discontinued operations	$0.01	$0.08	$0.07	$0.23

Total diluted income per common share	$0.26	$(0.46)	$1.12	$0.52

Weighted average shares
Basic	113,550	112,159	112,924	107,550

Diluted	114,342	112,722	113,606	108,002

Amounts attributable to common shareholders
Income from continuing operations	$28,846	$(60,868)	$120,307	$31,478
Discontinued operations	1,276	8,781	7,455	24,898

Net income	$30,122	$(52,087)	$127,762	$56,376

Liberty Property Trust
Statement of Funds From Operations
December 31, 2010
(Unaudited and in thousands, except per share amounts)

	Quarter Ended					Year Ended
	December 31, 2010		December 31, 2009			December 31, 2010		December 31, 2009
		Per		Per			Per		Per
		Weighted		Weighted			Weighted		Weighted
		Average		Average			Average		Average
	Dollars	Share	Dollars	Share		Dollars	Share	Dollars	Share

Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$30,122	$0.27	$(52,087)	$(0.46)		$127,762	$1.13	$56,376	$0.52

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,674		4,067			14,927		16,180
Depreciation and amortization	43,439		42,206			171,682		170,633
Gain on property dispositions	(1,590)		(8,380)			(7,626)		(23,197)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions	(1,513)		(1,304)			(5,998)		(5,801)

Funds from operations available to common shareholders — basic	$74,132	$0.65	$(15,498)	$(0.14)		$300,747	$2.66	$214,191	$1.99

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$30,122	$0.26	$(52,087)	$(0.46)		$127,762	$1.12	$56,376	$0.52

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,674		4,067			14,927		16,180
Depreciation and amortizaton	43,439		42,206			171,682		170,633
Gain on property dispositions	(1,590)		(8,380)			(7,626)		(23,197)
Noncontrolling interest excluding preferred unit distributions	1,040		(1,860)			4,436		2,114

Funds from operations available to common shareholders — diluted	$76,685	$0.65	$(16,054)	$(0.14	) (1)	$311,181	$2.65	$222,106	$1.98	(1)

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	113,550		112,159			112,924		107,550
Dilutive shares for long term compensation plans	792		563			682		452

Diluted shares for net income calculations	114,342		112,722			113,606		108,002
Weighted average common units	3,942		4,016			3,947		4,018

Diluted shares for funds from operations calculations	118,284		116,738			117,553		112,020

(1)	Excluding the $94.5 million non-cash impairment charge FFO for the quarter and year ended December 31, 2009 would have been $.67 and $2.83 per share, respectively.
The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
December 31, 2010
(In thousands, except share amounts)

	December 31, 2010	December 31, 2009
Assets
Real estate:
Land and land improvements	$864,797	$848,988
Building and improvements	4,420,662	4,283,250
Less: accumulated depreciation	(1,090,685)	(970,935)

Operating real estate	4,194,774	4,161,303

Development in progress	—	66,714
Land held for development	209,253	218,633

Net real estate	4,404,027	4,446,650

Cash and cash equivalents	108,409	237,446
Restricted cash	49,526	42,232
Accounts receivable	6,898	6,057
Deferred rent receivable	108,933	95,527
Deferred financing and leasing costs, net of accumulated amortization (2010, $121,794; 2009, $108,390)	141,464	134,309
Investments in and advances to unconsolidated joint ventures	171,916	175,584
Assets held for sale	—	5,564
Prepaid expenses and other assets	71,660	85,574

Total assets	$5,062,833	$5,228,943

Liabilities
Mortgage loans	$320,679	$473,993
Unsecured notes	2,039,143	1,842,882
Credit facility	—	140,000
Accounts payable	23,652	31,195
Accrued interest	29,821	31,251
Dividend and distributions payable	56,149	55,402
Other liabilities	154,837	171,051

Total liabilities	2,624,281	2,745,774

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 115,530,608 (includes 1,249,909 in treasury) and 113,875,211 (includes 1,249,909 in treasury) shares issued and outstanding as of December 31, 2010 and 2009, respectively	116	114
Additional paid-in capital	2,560,193	2,509,704
Accumulated other comprehensive (loss) income	(155)	2,339
Distributions in excess of net income	(426,017)	(337,911)
Common shares in treasury, at cost, 1,249,909 shares as of Deptember 31, 2010 and 2009	(51,951)	(51,951)

Total shareholders’ equity	2,082,186	2,122,295

Noncontrolling interest — operating partnership
3,928,733 and 4,011,354 common units outstanding as of December 31, 2010 and 2009, respectively	67,621	72,294
9,740,000 preferred units outstanding as of December 31, 2010 and December 31, 2009	287,959	287,959
Noncontrolling interest — consolidated joint ventures	786	621

Total equity	2,438,552	2,483,169

Total liabilities & equity	$5,062,833	$5,228,943